      As filed with the Securities and Exchange Commission on November 12, 1997
                                                   Registration No. 333-_______

-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                HYBRID NETWORKS, INC.
                (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                77-02520931
    (State or Other Jurisdiction                   (I.R.S. Employer
  of Incorporation or Organization)                Identification No.)

                                   10161 BUBB ROAD
                                 CUPERTINO, CA 95014
                                    (408) 725-3250
      (Address and Telephone Number of Registrant's Principal Executive Offices)

                              1993 EQUITY INCENTIVE PLAN
                              1996 EQUITY INCENTIVE PLAN
                           EXECUTIVE OFFICER INCENTIVE PLAN
                              1997 EQUITY INCENTIVE PLAN
                           1997 DIRECTORS STOCK OPTION PLAN
                          1997 EMPLOYEE STOCK PURCHASE PLAN

                              (Full Title of the Plans)

                                  CARL S. LEDBETTER
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                HYBRID NETWORKS, INC.
                                   10161 BUBB ROAD
                                 CUPERTINO, CA 95014
                                    (408) 725-3250
              (Name, Address and Telephone Number of Agent For Service)

                                      COPIES TO:
                                Tyler R. Cozzens, Esq.
                                  Fenwick & West LLP
                                 Two Palo Alto Square
                                 Palo Alto, CA  94306

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                          AMOUNT           PROPOSED         PROPOSED MAXIMUM     AMOUNT OF
                                          TO BE        MAXIMUM OFFERING         AGGREGATE      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED      PRICE PER SHARE      OFFERING PRICE        FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value          2,242,342(1)      $14.00(2)          $31,392,788(2)        $9,513

Common Stock, $0.001 par value          1,974,598(3)       $3.02(4)           $5,963,286           $1,808
-----------------------------------------------------------------------------------------------------------


(1) Shares available for grant as of November 12, 1997 under the 1997 Equity Incentive Plan and available for issuance under the 1997 Employee Stock Purchase Plan.

(2) Estimated as of November 12, 1997 pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.

(3) Shares subject to outstanding options as of November 12, 1997 under the 1993 Equity Incentive Plan, the 1996 Equity Incentive Plan and the Executive Officer Incentive Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                                HYBRID NETWORKS, INC.
                          REGISTRATION STATEMENT ON FORM S-8
                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements of the Registrant for the years ended December 31, 1995 and 1996.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
              Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP, Palo Alto, California.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors in connection with defending a civil or criminal action, suit or proceeding (except if the agent is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the corporation or any willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders; and (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents.

         The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the Indemnity Agreement, the charter documents or any other statute or law or otherwise although indemnification may be provided by the Company in specific cases if the Board of Directors finds it appropriate, (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents in advance in writing to such settlement, (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws, (iv) on account of conduct by a director which is finally adjudged to have been in bad faith or conduct that the director did not reasonably believe to be in, or not opposed to, the best interests of the Registrant, (v) on account of any criminal action or proceeding arising out of conduct that the director had reasonable cause to believe was unlawful or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnity agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Certificate of Incorporation, the Bylaws, the indemnity agreement or otherwise, to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law or otherwise.

         The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, expects to purchase director and officer liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.  EXHIBITS.

               4.01 Registrant's Amended and Restated Certificate of
                    Incorporation (incorporated herein by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1, Registration No. 333-36001 originally filed with the Commission on September 19, 1997, as subsequently amended (the "Form S-1")).

               4.02 Form of Registrant's Amended and Restated Certificate of
                    Incorporation to be filed immediately following the closing of Registrant's initial public offering (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

               4.03 Registrant's Bylaws (incorporated herein by reference to
                    Exhibit 3.04 of the Form S-1).

               4.04 Form of Registrant's Amended and Restated Bylaws to be
                    effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

               4.05 Registrant's 1993 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

               4.06 Registrant's 1996 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

               4.07 Registrant's Executive Officer Incentive Plan
                    (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

               4.08 Registrant's 1997 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

               4.09 Registrant's 1997 Directors Stock Option Plan
                    (incorporated herein by reference to Exhibit 10.06 of the Form S-1).

               4.10 Registrant's 1997 Employee Stock Purchase Plan
                    (incorporated herein by reference to Exhibit 10.07 of the Form S-1).

               5.01 Opinion of Fenwick & West LLP.

              23.01 Consent of Fenwick & West LLP (included in Exhibit 5.01).

              23.02 Consent of Coopers & Lybrand L.L.P., independent
                    accountants.

              24.01 Power of Attorney (see page 6).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Carl S. Ledbetter and Dan E. Steimle, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 8th day of November, 1997.

                                HYBRID NETWORKS, INC.

                                By:  /S/ Carl S. Ledbetter
                                     ----------------------------------
                                     Carl S. Ledbetter,
                                     President, and Chief Executive Officer
                                       and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                               Title                      Date
         ---------                               -----                      ----
PRINCIPAL EXECUTIVE OFFICER:

/S/ Carl S. Ledbetter                President, Chief Executive           November 8, 1997
----------------------------         Officer and Chairman of the
Carl S. Ledbetter                    Board of Directors


PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:

/S/ Dan E. Steimle                   Vice President, Finance and          November 10, 1997
----------------------------         Administration, Chief Financial
Dan E. Steimle                       Officer and Secretary


ADDITIONAL DIRECTORS

/S/ James R. Flach
----------------------------         Director                             November 9, 1997
James R. Flach

/S/ Stephen E. Halprin
----------------------------         Director                             November 9, 1997
Stephen E. Halprin

                                       6



/S/ Gary M. Lauder
----------------------------         Director                             November 9, 1997
Gary M. Lauder

/S/ Douglas M. Leone
----------------------------         Director                             November 9, 1997
Douglas M. Leone

/S/ Howard L. Strachman
----------------------------         Director                             November 9, 1997
Howard L. Strachman

                                       7

                                    EXHIBIT INDEX

Exhibit No.                          Description
-----------                          -----------
   4.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit
                3.02 of the Registrant's Registration Statement on Form S-1, Registration No. 333-36001 originally filed with the Commission on September 19, 1997, as subsequently amended (the "Form S-1")).

   4.02 Form of Registrant's Amended and Restated Certificate of Incorporation to be filed immediately following the closing of Registrant's initial public offering
                (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

   4.03 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

   4.04 Form of Registrant's Amended and Restated Bylaws to be effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

   4.05 Registrant's 1993 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

   4.06 Registrant's 1996 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

   4.07         Registrant's Executive Officer Incentive Plan
                (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

   4.08 Registrant's 1997 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

   4.09         Registrant's 1997 Directors Stock Option Plan
                (incorporated herein by reference to Exhibit 10.06 of the Form S-1).

   4.10         Registrant's 1997 Employee Stock Purchase Plan
                (incorporated herein by reference to Exhibit 10.07 of the Form S-1).

   5.01         Opinion of Fenwick & West LLP.

  23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02 Consent of Coopers & Lybrand L.L.P., independent accountants.

  24.01         Power of Attorney (see page 6).